POWER OF ATTORNEY

Know All Men By These Presents:

That Frank M. Foster Jr. has made, constituted and appointed, and by these presents does make, constitute and appoint the Chief Executive Office (CEO) and the Chief Financial Officer (CFO) of CenterState
Banks of Florida, Inc. (the Company), or either of them, my lawful attorney for me and in  my name, place and stead, giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as I might or could do it personally present, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney or substitute shall lawfully do or cause to be done by virtue hereof in connection with the execution and delivery of the following documents for and on behalf of the undersigned:

All Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and to do and perform all necessary or desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, and timely file those Forms with the Securities and Exchange Commission and any stock exchange or similar authority; and take other action in connection with the foregoing which, in the opinion of either the CEO or the CFO is in my best interests or legally required.

In Witness Whereof, I have hereunto set my hand and seal the 20th day of June, 2006.

Signed, sealed and delivered in the presence of :

/s/ Melissa Arnold       /s/ Frank M. Foster, Jr.
Witness Signature     Frank M. Foster, Jr.
       P.O. Box 2762
Melissa Arnold        Lakeland, FL 33881
Printed Name

/s/ Delrita Bryson
Witness Signature

Delrita Bryson
Printed Name

STATE OF NORTH CAROLINA
COUNTY OF JACKSON

The foregoing instrument was acknowledged before me this 20th day of June, 2006, by Frank M. Foster, Jr.

       /s/ Nancy B. Burnette
       Nancy B. Burnette
       Printed Name
       Notary Public, State of North Carolina

Personally Known X     or Produced Identification
Type of Identification Produced